                                                                    EXHIBIT 4.3

===============================================================================

                            LAROCHE INDUSTRIES INC.

                                   As Issuer

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2007

                               ------------------

                                   INDENTURE

                         Dated as of September 23, 1997

                                ----------------


                      STATE STREET BANK AND TRUST COMPANY

                                   As Trustee

                               ------------------


===============================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                  Indenture
 Act Section                                                       Section
310     (a)(1)............................................           7.10
        (a)(2)............................................           7.10
        (a)(3)............................................           N.A.
        (a)(4)............................................           N.A.
        (a)(5)............................................           7.10
        (b)...............................................           7.10
        (c)...............................................           N.A.
311     (a)...............................................           7.11
        (b)...............................................           7.11
        (c)...............................................           N.A.
312     (a)...............................................            2.5
        (b)...............................................           11.3
        (c)...............................................           11.3
313     (a)...............................................            7.6
        (b)(1)............................................           N.A.
        (b)(2)............................................       7.6; 7.7
        (c)...............................................      7.6; 11.2
        (d)...............................................            7.6
314     (a)...............................................           11.5
        (b)...............................................           N.A.
        (c)(1)............................................           11.4
        (c)(2)............................................           11.4
        (c)(3)............................................           N.A.
        (d)...............................................      10.3-10.5
        (e)...............................................           11.5
        (f)...............................................           N.A.
315     (a)...............................................           N.A.
        (b)...............................................           11.2
        (c)...............................................           N.A.
        (d)...............................................           N.A.
        (e)...............................................           N.A.
316     (a)(last sentence)................................           N.A.
        (a)(1)(A).........................................           N.A.
        (a)(1)(B).........................................           N.A.
        (a)(2)............................................           N.A.
        (b)...............................................           N.A.
        (c)...............................................           2.12
317     (a)(1)............................................           N.A.
        (a)(2)............................................           N.A.
        (b)...............................................            2.4
318     (a)...............................................           11.1
        (b)...............................................           N.A.
        (c)...............................................           11.1

-------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE.................................................  1

         Section 1.1.        Definitions.......................................................  1
         Section 1.2.        Other Definitions................................................. 18
         Section 1.3.        Incorporation By Reference of Trust Indenture Act................. 18
         Section 1.4.        Rules of Construction............................................. 19

                                   ARTICLE 2
                                   THE NOTES................................................... 19

         Section 2.1.        Form and Dating................................................... 19
         Section 2.2.        Execution and Authentication...................................... 21
         Section 2.3.        Registrar and Paying Agent........................................ 21
         Section 2.4.        Paying Agent to Hold Money in Trust............................... 22
         Section 2.5.        Holder Lists...................................................... 22
         Section 2.6.        Transfer and Exchange............................................. 22
         Section 2.7.        Replacement Notes................................................. 29
         Section 2.8.        Outstanding Notes................................................. 29
         Section 2.9.        Temporary Notes................................................... 30
         Section 2.10.       CUSIP Number...................................................... 30
         Section 2.11.       Cancellation...................................................... 30
         Section 2.12.       Defaulted Interest................................................ 30

                                   ARTICLE 3
                             REDEMPTION AND PREPAYMENT......................................... 31

         Section 3.1.        Notices to Trustee................................................ 31
         Section 3.2.        Selection of Notes to Be Redeemed................................. 31
         Section 3.3.        Notice of Redemption.............................................. 31
         Section 3.4.        Effect of Notice of Redemption.................................... 32
         Section 3.5.        Deposit of Redemption Price....................................... 33
         Section 3.6.        Notes Redeemed in Part............................................ 33
         Section 3.7.        Optional Redemption............................................... 33
         Section 3.8.        Mandatory Redemption.............................................. 34
         Section 3.9.        Offer to Purchase By Application of Excess Proceeds............... 34

                                   ARTICLE 4
                                   COVENANTS................................................... 36

         Section 4.1.        Payment of Notes.................................................. 36
         Section 4.2.        Maintenance of Office or Agency................................... 37
         Section 4.3.        Provision of Financial Information................................ 37
         Section 4.4.        Compliance Certificate............................................ 38
         Section 4.5.        Taxes............................................................. 39
         Section 4.6.        Stay, Extension and Usury Laws.................................... 39

                                                                                                                Page
                                                                                                                ----
         Section 4.7.        Restricted Payments................................................................ 39
         Section 4.8.        Limitation on Dividend and Other Payment Restrictions
                                Affecting Restricted Subsidiaries............................................... 42

         Section 4.9.        Limitation on Indebtedness......................................................... 43
         Section 4.10.       Disposition of Proceeds of Asset Sales............................................. 46
         Section 4.11.       Transactions with Affiliates....................................................... 47
         Section 4.12.       Limitation on Liens................................................................ 48
         Section 4.13.       Offer to Repurchase Upon Change of Control......................................... 48
         Section 4.14.       Future Guarantors.................................................................. 50
         Section 4.15.       Corporate Existence................................................................ 50
         Section 4.16.       Limitation on Layering............................................................. 50
         Section 4.17.       Business Activities................................................................ 50
         Section 4.18.       Designation of Unrestricted Subsidiaries........................................... 51
         Section 4.19.       Limitation on the Sale or Issuance of Equity Interests
                                of Restricted Subsidiaries...................................................... 52

                                   ARTICLE 5
                                  SUCCESSORS.................................................................... 52

         Section 5.1.        Merger, Consolidation, or Sale of Substantially All Assets......................... 52
         Section 5.2.        Successor Corporation Substituted.................................................. 53

                                   ARTICLE 6
                               DEFAULTS AND REMEDIES............................................................ 53

         Section 6.1.        Events of Default.................................................................. 53
         Section 6.2.        Acceleration....................................................................... 55
         Section 6.3.        Other Remedies..................................................................... 56
         Section 6.4.        Waiver of Past Defaults............................................................ 56
         Section 6.5.        Control by Majority................................................................ 56
         Section 6.6.        Limitation on Suits................................................................ 56
         Section 6.7.        Rights of Holders of Notes to Receive Payment...................................... 57
         Section 6.8.        Collection Suit by Trustee......................................................... 57
         Section 6.9.        Trustee May File Proofs of Claim................................................... 57
         Section 6.10.       Priorities......................................................................... 58
         Section 6.11.       Undertaking for Costs.............................................................. 58

                                   ARTICLE 7
                                    TRUSTEE..................................................................... 59

         Section 7.1.        Duties of Trustee.................................................................. 59
         Section 7.2.        Rights of Trustee.................................................................. 60
         Section 7.3.        Individual Rights of Trustee....................................................... 61
         Section 7.4.        Trustee's Disclaimer............................................................... 61
         Section 7.5.        Notice of Defaults................................................................. 62
         Section 7.6.        Reports by Trustee to Holders of the Notes......................................... 62
         Section 7.7.        Compensation and Indemnity......................................................... 62
         Section 7.8.        Replacement of Trustee............................................................. 63
         Section 7.9.        Successor Trustee by Merger, etc. ................................................. 64
         Section 7.10.       Eligibility; Disqualification...................................................... 64
         Section 7.11.       Preferential Collection of Claims Against Company.................................. 64

                                                                                                                 Page
                                                                                                                 ----
                                   ARTICLE 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................................... 65

         Section 8.1.        Option to Effect Legal Defeasance or Covenant Defeasance........................... 65
         Section 8.2.        Legal Defeasance and Discharge..................................................... 65
         Section 8.3.        Covenant Defeasance................................................................ 65
         Section 8.4.        Conditions to Legal or Covenant Defeasance......................................... 66
         Section 8.5.        Deposited Money and Government Securities to be Held
                                in Trust; Other Miscellaneous Provisions........................................ 67
         Section 8.6.        Repayment to Company............................................................... 68
         Section 8.7.        Reinstatement...................................................................... 68

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER........................................................ 68

         Section 9.1.        Without Consent of Holders of Notes................................................ 68
         Section 9.2.        With Consent of Holders of Notes................................................... 69
         Section 9.3.        Compliance with Trust Indenture Act................................................ 71
         Section 9.4.        Revocation and Effect of Consents.................................................. 71
         Section 9.5.        Notation on or Exchange of Notes................................................... 71
         Section 9.6.        Trustee to Sign Amendment, etc. ................................................... 71

                                   ARTICLE 10
                                  SUBORDINATION................................................................. 72

         Section 10.1.       Agreement to Subordinate........................................................... 72
         Section 10.2.       Certain Definitions................................................................ 72
         Section 10.3.       Liquidation; Dissolution; Bankruptcy............................................... 72
         Section 10.4.       Default on Designated Senior Indebtedness.......................................... 74
         Section 10.5.       Acceleration of Notes.............................................................. 74
         Section 10.6.       When Distribution Must Be Paid Over................................................ 75
         Section 10.7.       Notice by Company.................................................................. 75
         Section 10.8.       Subrogation........................................................................ 75
         Section 10.9.       Relative Rights.................................................................... 76
         Section 10.10.      Subordination May Not Be Impaired by Company....................................... 76
         Section 10.11.      Payment, Distribution or Notice to Representative.................................. 76
         Section 10.12.      Rights of Trustee and Paying Agent................................................. 77
         Section 10.13.      Authorization to Effect Subordination.............................................. 77
         Section 10.14.      Amendments......................................................................... 77
         Section 10.15.      No Waiver of Subordination Provisions.............................................. 77

                                   ARTICLE 11
                                  MISCELLANEOUS................................................................. 78

         Section 11.1.       Trust Indenture Act Controls....................................................... 78
         Section 11.2.       Notices............................................................................ 78
         Section 11.3.       Communication by Holders of Notes with Other Holders of
                                Notes........................................................................... 79
         Section 11.4.       Certificate and Opinion as to Conditions Precedent................................. 79
         Section 11.5.       Statements Required in Certificate or Opinion...................................... 80

                                                                                                                Page
                                                                                                                ----
         Section 11.6.       Rules by Trustee and Agents........................................................ 80
         Section 11.7.       No Personal Liability of Directors, Officers, Employees
                                and Stockholders................................................................ 80
         Section 11.8.       Governing Law...................................................................... 80
         Section 11.9.       No Adverse Interpretation of Other Agreements...................................... 81
         Section 11.10.      Successors......................................................................... 81
         Section 11.11.      Severability....................................................................... 81
         Section 11.12.      Counterpart Originals.............................................................. 81
         Section 11.13.      Table of Contents, Headings, Etc. ................................................. 81

                                                      EXHIBITS
Exhibit A         FORM OF INITIAL NOTE
Exhibit B         FORM OF EXCHANGE NOTE
Exhibit C         FORM OF TRANSFEREE LETTER OF REPRESENTATION
Exhibit D         FORM OF SUPPLEMENTAL INDENTURE

                  INDENTURE dated as of September 23, 1997 between LaRoche Industries Inc., a Delaware corporation (the "Company"), as issuer, and State Street Bank and Trust Company, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Subordinated Notes due 2007 of the Company (the "Initial Notes"), and if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  Section 1.1.  Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person is merged with or into such Person or becomes a Subsidiary of such Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with or in contemplation of, such Person becoming a Subsidiary or such acquisition. A reasonable allocation of existing Indebtedness by the corporate parent (direct, intermediate or ultimate) of such Person or by such Person, at or around the time such Person becomes a Subsidiary or such assets are acquired, to the Person becoming a Subsidiary or to the acquired assets, shall not be deemed to be an incurrence of Indebtedness in connection with or in contemplation of such transaction. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that for purposes of Section 4.11 hereof, the term "Affiliate" shall not include Chase Securities Inc. or its affiliates or Hunton & Williams . For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale/leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); or (ii) any assets of the Company or any Restricted Subsidiary (excluding cash and Cash Equivalents and inventory disposed of in the ordinary course of business). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.1 hereof and the creation of any Lien not prohibited by Section 4.12 hereof; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and
(c) any transfers of properties and assets between Wholly Owned Restricted Subsidiaries and (d) assets of the Company held for sale on the date of the Indenture with an aggregate sale price not in excess of $5.0 million. In addition, solely for purposes of Section 4.10 hereof, (x) any transaction consummated in compliance with Section 4.7 hereof and (y) any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $3 million in any fiscal year shall be deemed not to be an Asset Sale.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Code" means Title 11 of the United States Code, as amended.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board of Directors.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means any day other than a Legal Holiday.

                  "Calculated Amount" means, as of the date of determination, 85% of the net book value of accounts receivable (as determined in accordance with GAAP) of the Company and its Restricted Subsidiaries plus 50% of the net book value of inventories (as determined in accordance with GAAP and adjusted to include LIFO reserves) of the Company and its Restricted Subsidiaries, each as set forth on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be properly capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank, including the Trustee, having capital and surplus in excess of $500 million; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within 270 days after the date of acquisition; and (e) corporate securities having a rating equal to or higher than BBB- and Baa3, or the equivalents thereof, by both Standard & Poors Ratings Group and Moody's Investor Service, Inc., respectively, if both such entities rate the securities, or having such rating from one of such entities if only one such entity is rating such securities.

                  "Change of Control" means the occurrence of any of the following events

(whether or not approved by the Board of Directors of the Company):

                      (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company;

                     (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person;

                    (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                     (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.1 hereof.

                  "Closing Date" means the date of the closing of the sale of the Notes offered pursuant to the Offering.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" or "SEC" means the Securities and Exchange Commission.

                  "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), plus Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss), in each case for such period, of the Company and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP, plus amounts received during such period in repayment or prepayment of principal of the RP Loan, to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Equity Interest of the Company during such period; provided that such computation shall be after giving pro forma effect to (i) the incurrence of the Indebtedness with respect to which the computation is being made and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of the applicable period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of the applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of the applicable period; (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition occurred at the beginning of the applicable period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of the applicable period, assuming such acquisition or disposition had been consummated on the first day of the applicable period and after giving pro forma effect to net cost savings that the Company reasonably believes in good faith could have been achieved during the applicable period as a result of such acquisition or disposition and which cost savings could then be reflected in pro forma financial statements under GAAP (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate) and provided further that (x) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest shall be computed by applying, at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the pro forma average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount (but excluding amortization or write-off of financing costs), (ii) the net cost (benefit) under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation (other than interest on deferred payment obligations relating to pension and post retirement benefits as required by SFAS 87 and SFAS 106) and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period and (ii) all capitalized interest of such Person and its Subsidiaries on a consolidated basis, in each case as determined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net
Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except (A) to the extent of cash actually distributed by such

Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income
(loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business; (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

                  "Consolidated Non-Cash Charges" means, with respect to any Person, for any period the sum of (i) depreciation, (ii) amortization (including, without limitation, amortization of financing costs) and (iii) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (iii) only, such charges which require an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facility" means the Credit Agreement dated as of August 26, 1997 between the Company, the lenders party thereto from time to time, and The Chase Manhattan Bank, as agent, as such agreement may be amended, increased, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructurings, replacements, supplementations or other modifications of the foregoing).

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $30.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the date which is 91 days prior to the maturity date of the Notes. Equity Interests issued to employees or directors of the Company shall not be deemed Disqualified Equity Interests merely because such Equity Interests are subject to a shareholders agreement or plan providing for the repurchase thereof by the Company upon the termination of employment of such person.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivisions thereof or the operations of which are located substantially within the United States.

                  "Equity Interests" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Existing Notes" means the Company's 13% Senior Subordinated Notes due 2004, issued under an indenture dated as of August 17, 1994 between the Company and NationsBank of Georgia National Association, which was succeeded as trustee by The Bank of New York.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

                  "FRF" means French francs, the legal tender currency of France.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

                  "GAAP" means generally accepted accounting principles in effect in the United States as in effect on the date of this Indenture.

                  "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" means any guarantee which may from time to time be executed and delivered by a Restricted Subsidiary of the Company pursuant to
Section 4.14 hereof. Each such Guarantee will have subordination provisions equivalent to those contained in this Indenture.

                  "Guarantor" means any Restricted Subsidiary that is required to provide a Guarantee in accordance with Section 4.14 hereof and its respective successors and assigns.

                  "Hedging Agreement" means, with respect to any Person, all Interest Rate Agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

                  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

                  "Holders" means the registered holders of the Notes.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all guaranteed debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interest which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interest, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Equity Interest. Indebtedness of a Person does not include performance by such Person of its obligations, including payment obligations, under leases, licenses or permits in the ordinary course of its business or any guarantee of such obligations and does not include regulatory guarantees incurred by the Company in order to secure permits from governmental authorities or agencies that are necessary for the operation of the Company's business.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers of the Notes.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of Section 4.7 hereof, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment;

reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Boston, Massachusetts or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means any lien, pledge, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction) whether or not filed, recorded or otherwise perfected under applicable law.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale.

                  "Note Custodian" means the Trustee or the Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto or any entity acting as custodian with respect to Notes in global form.

                  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.5 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holder" means one or more of the following: (i) Johnnie Lou LaRoche, W. Walter LaRoche III, Victoria E. LaRoche, Louanne C. LaRoche and Grant O. Reed, (ii) spouses or lineal descendants of the Persons described in clause (i), (iii) in the event of incompetence or death of any of the Persons described in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries and
(iv) any trusts created for the benefit of the Persons described in clause (i),
(ii) or (iii).

                  "Permitted Indebtedness" has the meaning given in the covenant in Section 4.9 hereof.

                  "Permitted Investments" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clause (d) of the definition of "Permitted Indebtedness"; (iii) Cash Equivalents; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted by Section 4.10 hereof to the extent such Investments are non-cash proceeds as permitted under such section; (v) Investments in such amounts and in such Persons outstanding on the date of the Indenture (as increased from time to time by the Company's share of undistributed earnings or profits); (vi) loans or guarantees up to an aggregate of $1.0 million outstanding at any time to employees of the Company and its Restricted Subsidiaries in the ordinary course of business; (vii) any guarantees which are otherwise permitted to be Incurred by the Company pursuant to Section 4.9 hereof; (viii) any guarantee by the Company of loans made by other Persons to employees of the Company and its Restricted Subsidiaries in connection with such employees' purchase of Equity Interests of the Company, provided that such Equity Interests are pledged to the Company as security for such guarantee; (ix) without limiting any other provision of this Indenture, Investments pursuant to the RP Joint Venture Agreements in an aggregate amount outstanding at any time up to the Phase One Purchase Price; (x) Hedging Agreements; (xi) in addition to the foregoing, Investments in joint ventures, corporations or partnerships engaged in businesses substantially similar to or related to the businesses of the Company and its Restricted Subsidiaries, provided that the aggregate amount of such Investments made after the date of the Indenture shall not exceed $5.0 million at any time outstanding; and (xii) further in addition to the foregoing, Investments made after the date of this Indenture that do not exceed $5.0 million at any time outstanding.

                  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the date of this Indenture; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary (including any such Liens securing Indebtedness, to the extent and for so long as such Indebtedness is pledged to secure Senior Indebtedness); (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that
(I) such liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in correction with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the incurrence of such Indebtedness is permitted by Section 4.9 hereof and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens granted to secure any Permitted Indebtedness and; and (k) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase One Purchase Price" means an amount equal to FRF 196.2 million (subject to adjustment as provided in the Stock Purchase Agreement), which is the sum of (i) FRF 129.9 million (subject to adjustment as provided in the Stock Purchase Agreement) attributable to the acquisition by LII Europe S.A.R.L., a Wholly Owned Subsidiary, of 50% of the equity of ChlorAlp S.A.S., and (ii) FRF 66.3 million (subject to adjustment as provided in the Stock Purchase Agreement) attributable to the refinancing by the Company or a consolidated Subsidiary of the Company of certain Indebtedness owing by ChlorAlp S.A.S. to Rhone-Poulenc Chimie S.A., which Indebtedness may be further refinanced by ChlorAlp S.A.S., plus up to $5.0 million attributable to costs and expenses incurred after the date of the Indenture related to the RP Joint Venture incurred by the Company and its Subsidiaries prior to the payment of the Phase One Purchase Price (including related hedging costs).

                  "Phase Two Purchase Price" means an amount equal to FRF 290.0 million attributable to the acquisition by LII Europe S.A.R.L., a Wholly Owned Subsidiary and, at the time of payment of the Phase Two Purchase Price, the owner of 50% of the equity of ChlorAlp S.A.S., of the remaining 50% of the equity of ChlorAlp S.A.S., including reasonable costs and expenses related thereto and the value of inventory then on hand.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after, or which would accrue but for, the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "Preferred Equity Interest", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                  "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

                  "Purchase Agreement" means the agreement, dated as of September 18, 1997, among the Company and the Initial Purchasers relating to the Offering.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

                  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

                  "Registered Exchange Offer" means the offer to exchange the Initial Notes for the Exchange Notes issued under a registration statement filed pursuant to the terms of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the exchange and registration rights agreement, dated as of September 23, 1997, among the Company and the Initial Purchasers.

                  "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to Section 4.10 or
4.13 hereof.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.18 hereof. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                  "RP Joint Venture" means the transactions contemplated by the RP Joint Venture Agreements.

                  "RP Joint Venture Agreements" means the Stock Purchase Agreement and the Shareholders Agreement, together with the other contracts and agreements contemplated by said Stock Purchase Agreement and Shareholders Agreement.

                  "RP Loan" means the loan made by the Company or a consolidated Subsidiary of the Company to ChlorAlp S.A.S. as a part of the Phase One Purchase Price, which loan shall not exceed FRF 66.3 million in original principal amount, shall be repayable as to principal in approximately equal periodic installments over a four-year period beginning on the date of payment of the Phase One Purchase Price, shall be repayable at intervals not longer than three months, and shall bear interest at a rate not higher than the greater of the prevailing rate of interest for loans of the same type and tenor in France on the date the Phase One Purchase Price is paid and the rate payable by the Company from time to time on Indebtedness outstanding under the long-term facility included in the Credit Facility.

                  "S&P" means Standard & Poor's Ratings Group and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Hedging Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (ii) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (iii) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (iv) that portion of any Indebtedness that is incurred in violation of the Indenture (provided that Indebtedness under the Credit Facility shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause (iv) if the holders of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that such Indebtedness does not violate the Indenture);
(v) Indebtedness evidenced by the Notes; (vi) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (vii) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; (viii) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; (ix) Indebtedness represented by the Existing Notes; and (x) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority, other than Indebtedness relating to the plea agreement entered into by the Company with the U.S. Department of Justice on May 9, 1997.

                  "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu in right of payment with the Notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "Shareholders Agreement" means the shareholders agreement dated as of August 1, 1997, among ChlorAlp S.A.S., Rhone-Poulenc Chimie S.A., LII Europe S.A.R.L. and the Company.

                  "Shelf Registration Statement" has the meaning ascribed to such term in the Registration Rights Agreement.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                  "Stock Purchase Agreement" means the stock purchase agreement dated as of August 1, 1997, among LII Europe S.A.R.L., the Company, Rhone-Poulenc Chimie S.A. and ChlorAlp S.A.S.

                  "Subordinated Indebtedness" means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" means, with respect to any Person, unless such Person would otherwise not be permitted to be consolidated with the Company in accordance with GAAP, (a) any Person of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, through one or more Persons by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Transfer Restricted Securities" means Securities that bear or are requested to bear the legend set forth in Section 2.6 hereof.

                  "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.18 hereof. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.18 hereof.

                  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all (or, in the case of a Foreign Restricted Subsidiary, the maximum amount permitted by law) of the outstanding capital stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Wholly Owned Restricted Subsidiaries.

                  "Wholly Owned Subsidiary" means any Subsidiary all (or, in the case of a Foreign Restricted Subsidiary, the maximum amount permitted by law) of the outstanding capital stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Wholly Owned Subsidiaries.

                  Section 1.2. Other Definitions.

                                                                Defined in
                  Term                                            Section
                  "Affiliate Transaction"                             4.11
                  "Asset Sale Offer"                                   3.9
                  "Bankruptcy Law"                                    10.2
                  "Change of Control Offer"                           4.13
                  "Change of Control Payment"                         4.13
                  "Change of Control Payment Date"                    4.13
                  "Change of Control Redemption Payment"               3.7
                  "Closing Date"                                       2.1
                  "Covenant Defeasance"                                8.3
                  "Custodian"                                          6.1
                  "DTC"                                                2.3
                  "Definitive Notes"                                   2.1
                  "Event of Default"                                   6.1
                  "Excess Proceeds"                                   4.10
                  "Global Note"                                        2.1
                  "Global Note Holder"                                 2.1
                  "Legal Defeasance"                                   8.2
                  "Notice of Default"                                  6.1
                  "Offer Amount"                                       3.9
                  "Offer Period"                                       3.9
                  "Paying Agent"                                       2.3
                  "Payment Blockage Notice"                           10.4
                  "Payment Default"                                    6.1
                  "Permitted Indebtedness"                             4.9
                  "Purchase Date"                                      3.9
                  "Registrar"                                          2.3
                  "Restricted Payments"                                4.7

                  Section 1.3. Incorporation By Reference of Trust Indenture.


                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" with respect to the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

                  Section 1.4. Rules of Construction.

                  Unless the context otherwise requires:

                  (1)   a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)   "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5)   provisions apply to successive events and transactions;
        and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2
                                   THE NOTES

                  Section 2.1.  Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated hereof and made part of this Indenture. Any Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, the terms of which are incorporated hereof and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes will be fully registered as to principal and interest in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  (a) Global Notes. The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                  Initial Notes offered and sold to QIBs in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend called for by Exhibit A hereto (each, a "Global Note"), which shall be deposited on behalf of the Initial Purchasers with the Trustee, as custodian for the Depositary, and registered in the name of Cede & Co., as nominee of the Depositary, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. The Global Note or Notes will be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Secondary sales to Institutional Accredited Investors who are not QIBs will be reflected in a separate Global Note. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian, and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be held by the Trustee as custodian for the Depositary. After the issuance of Exchange Notes under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Note as custodian for the Depositary or any other Security registered in the name of the Depositary or a nominee of the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing hereof shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (c) Certificated Securities. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated securities. Purchasers of Initial Notes who are not QIBs or Institutional Accredited Investors (referred to hereof as the "Non-Global Purchasers") will receive certificated Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Definitive Notes"); provided, however, that upon transfer of such certificated securities to a QIB or Institutional Accredited Investor, such certificated Securities will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.6 hereof. Definitive Notes will include the Restricted Securities Legend unless removed in accordance with Section 2.6(g) hereof.

                  Section 2.2. Execution and Authentication.

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery (1) Initial Notes for original issue in an aggregate principal amount of $175.0 million, and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $175.0 million.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  Section 2.3. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                  Section 2.4. Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent, including the Trustee (who shall be deemed to have agreed by its execution of this Indenture), to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee (unless the Paying Agent is the Trustee, in which case it shall hold in trust for the Holders) all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Subsidiary, the Trustee shall serve as sole Paying Agent for the Notes.

                  Section 2.5.  Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

                  Section 2.6.  Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                      (ii) are Transfer Restricted Securities or such Definitive Notes, accompanied by the following additional information and documents, as applicable:

                        (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                        (B) if such Transfer Restricted Securities are being transferred to the Company or to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                        (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an Institutional Accredited Investor that is acquiring the security for its own account, or for the account of such an Institutional Accredited Investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Notes of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and
                (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

                (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance satisfactory to the Trustee and the Company, together with:

                      (i)     if such Definitive Note is a Transfer
                Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive
                Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                      (ii) whether or not such Definitive Note is a Transfer Restricted

                Security, written instructions directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                      (i)  Any person having a beneficial interest in a
        Global Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),(B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Note of the same aggregate principal amount. Upon receipt by
        the Trustee of written instructions or such     other form of
        instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents:

                                (A)     if such beneficial interest is being
                transferred to the Person designated by the Depositary as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Note); or

                                (B)     if such beneficial interest is being
                transferred (x) to a QIB in accordance with Rule 144A under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Note); or

                                (C)     if such beneficial interest is being
                transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an Institutional Accredited Investor that is acquiring the Note for its own account, or for the account of such an Institutional Accredited Investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Notes of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Notes; or
                (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Note), (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the

                Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto,

        then the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee a Definitive Note.

                (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Notes available for delivery to the persons in whose names such Notes are so registered in accordance with the instructions of the Depositary.

                        (e)     Restrictions on Transfer and Exchange of
Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                        (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                        (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                        (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes to the Persons designated by the Company, will authenticate and make available for delivery Definitive Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

                        (g)     Legend.

                        (i)     Except as permitted by the following paragraph
        (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Restricted Securities Legend") in substantially the following form:

                        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS

                        SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
                        (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE
                        (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                        (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                                (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                (B) any such Transfer Restricted Security represented by a Global Note shall not be subject to the provisions set forth in clause (i) of this Section 2.6(g) (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the
                Note).

                (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) or the Note Custodian with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such reduction.

                (i)     Obligations with Respect to Transfers and Exchanges of
Notes.

                        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

                        (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

                        (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

                        (iv) Prior to the due presentation for registration of transfer of any Note, each of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
        Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar shall be affected by notice to the contrary.

                        (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other

Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global
Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including, without limitation, any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 2.7.  Replacement Notes.

                  If any mutilated Note is surrendered to the Registrar, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  Section 2.8.  Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.9.  Temporary Notes.

                  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes.

                  Section 2.10.  CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

                  Section 2.11.  Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

                  Section 3.1.  Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, then it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  Section 3.2.  Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  The provisions of the two preceding paragraphs of this
Section 3.2 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

                  Section 3.3.  Notice of Redemption.

                  Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Notes to be redeemed at such Holder's registered address, provided, however, that, unless a shorter period is acceptable to the Trustee, the Company shall provide notice to the Trustee in accordance with Section 3.1 hereof at least ten days prior to the mailing of the notice pursuant to this
Section 3.3.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a)     the redemption date;

                  (b)     the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d)     the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  If any of the Notes to be redeemed is in the form of a Global Note, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to redemptions.

                  At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, a notice signed by two Officers requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.4.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with
Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.5.  Deposit of Redemption Price.

                  Prior to 10:00 A.M., New York time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

                  Section 3.6.  Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.7.  Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.7 prior to September 15, 2002. From and after September 15, 2002, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of each of the years indicated below:

                                                         Percentage of
         Year                                          Principal Amount
         ----                                          ----------------
         2002.................................               104.750%

         2003.................................               103.167%

         2004 ................................               101.583%

         2005 and thereafter..................               100.000%

                (b)     Notwithstanding the provisions of clause (a) of this
Section 3.7, at any time prior to September 15, 2000, the Company may, at its option, on any one or more occasions, redeem up to 33_% of the originally issued aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date; provided that at least 66_% of the originally issued aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Company or any of its Affiliates); and provided, further, that notice of any such redemption must be given within 60 days after the closing of the relevant Public Equity Offering of the Company.

                (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                Section 3.8.  Mandatory Redemption.

                Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                Section 3.9. Offer to Purchase By Application of Excess
Proceeds.

                In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of other Senior Subordinated Indebtedness, to purchase Notes and any such Senior Subordinated Indebtedness (an "Asset Sale Offer"), it shall follow the procedures specified below.

                The Asset Sale Offer shall remain open for a period of 45 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, giving effect to any related offer for Senior Subordinated Indebtedness pursuant to Section 4.10, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Trustee, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent or the Trustee, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in Section 4.10; and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to repurchases.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a written authentication order of the Company signed by two Officers of the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4
                                   COVENANTS

                  Section 4.1.  Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  Section 4.2.  Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Notes will be paid and where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. State Street Bank and Trust Company, N.A., 61 Broadway, New York, New York is appointed the initial agent for this purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the following office of an Affiliate of the Trustee as one such office or agency of the Company in accordance with Section 2.3: State Street Bank and Trust Company, 61 Broadway, New York, NY 10006.

                  Section 4.3.  Provision of Financial Information.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders upon their request and (ii) file with the Trustee copies of the annual reports, quarterly reports and proxy statements which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Trustee shall not be required to examine any such statements, information or data other than any accountants statements delivered pursuant to Section 4.4(b) to determine whether the Company is in compliance with any of the covenants as set forth in the Indenture.

                  Section 4.4.  Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. As of the date hereof, the Company's fiscal year ends on February 28 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee of such change.

                  (b) So long as not contrary to the then current professional standards of the American Institute of Certified Public Accountants as set forth in an officer's certificate delivered to the Trustee, the fiscal year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement (which statement may be limited to the extent required by professional standards) of the Company's independent public accountants (who shall be a firm of established national reputation) that in performing their audit of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, a certificate of two officers specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.5.  Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  Section 4.6.  Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power hereof granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.7.  Restricted Payments.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any Restricted Subsidiary to holders of such Equity Interests in their capacity as such (other than (A) dividends, distributions and payments to the Company or any Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to its other stockholders on a pro rata basis) and (B) dividends or distributions payable solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company); (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interests of the Company or any Restricted Subsidiary (other than such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, scheduled sinking fund payment or final maturity, any Subordinated Indebtedness; or (iv) make any Investment in any Person (other than Permitted Investments) (any such payment or any other action (other than any exception thereto) described in (i) through (iv) each, a "Restricted Payment"), unless, at the time of and after giving effect to the proposed Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (b) the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under Section 4.9 below; and

                (c) the aggregate amount of all Restricted Payments declared or made on or after the date of the Indenture does not exceed an amount equal to the sum of (1) 50% of Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first fiscal quarter commencing after the date of the Indenture and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which internal financial statements are available at the time of such Restricted Payment (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company after the date of the Indenture either (x) as capital contributions to the Company or (y) from the issue and sale (other than to any of its Restricted Subsidiaries) of its Qualified Equity Interests (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from or guaranteed by the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary which has been converted into or exchanged for Qualified Equity Interests of the Company after the date of the issuance of the Notes, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of the Indenture, an amount equal to the lesser of the initial amount of such Investment and the amount received by the Company or any Restricted Subsidiary upon such disposition or repayment, plus (5) with respect to any Unrestricted Subsidiary which has been redesignated a Restricted Subsidiary after the date of the Indenture, the amount (measured as of the date of redesignation) equal to the lesser of (x) the amount of the Company's Investment in such Restricted Subsidiary or (y) the Fair Market Value of such Restricted Subsidiary, on the date of redesignation, plus (6) $5.0 million and minus (7) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated an Unrestricted Subsidiary after the date of the Indenture in accordance with Section 4.18 hereof.

                The foregoing provisions shall not prohibit:

                        (i) the payment of any dividend or distribution on Equity Interests within 60 days after the date of declaration of such dividend or distribution if at the date of such declaration such payment would comply with the provisions of the Indenture; provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

                        (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the net cash proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clauses (c)(2) of the preceding paragraph;

                        (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, (x) a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that such purchase, redemption, retirement, defeasance or other acquisition shall be excluded from subsequent calculations of the amount of Restricted Payments and the net cash proceeds or value from such transaction shall be excluded from clauses (c)(2) of the preceding paragraph or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (h) of the definition of Permitted Indebtedness; provided, however, that such purchase, redemption, retirement, defeasance or other acquisition shall be excluded in subsequent calculations of clauses
(c)(2) of the preceding paragraph;

                (iv) the purchase, redemption, or other acquisition or retirement of any shares of Equity Interests of the Company from employees of the Company and its Subsidiaries, their heirs, executors, and administrators, pursuant to any management equity subscription agreement, stock option agreement or shareholders agreement upon the retirement or termination of employment with the Company of such employees; provided, however, that the aggregate amount of such purchases, redemptions, acquisitions and retirements made after the date of the Indenture shall not exceed $4.0 million and provided, further, that such purchase, redemption, acquisition or retirement shall be included in subsequent calculations of the amount of Restricted Payments;

                (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to the "Offer to Purchase upon Change of Control" provisions above; provided, however, that prior to any such repurchase, the Company has made a Change of Control Offer as provided in "Offer to Purchase upon Change of Control" above with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that any such repurchase, redemption, defeasance, retirement, refinancing or acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                (vi) the purchase, redemption, retirement or other acquisition of any Disqualified Equity Interests of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of Disqualified Equity Interests of the Company with substantially similar terms (or terms more favorable to the Company); provided, however, that (A) such purchase, redemption, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the net cash proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clauses (c)(2) of the preceding paragraph;

                (vii) the use of life insurance proceeds by the Company to purchase the Equity Interests of Johnnie Lou LaRoche upon her death; provided, however, that such purchase shall be excluded in subsequent calculations of the amount of Restricted Payments to the extent of the life insurance proceeds used for such purpose; and

                (viii) in any given year, Restricted Payments by the Company that in the aggregate do not exceed $2.0 million; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; provided, however, that in the case of each of clauses
(ii) through (viii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

                In determining the amount of Restricted Payments permissible under this covenant, the amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

                In computing Consolidated Net Income for purposes of this
Section 4.7, (i) the

Company shall use audited financial statements for the portion of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would on the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

                  Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective (other than by application of law) any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the date of this Indenture, in each case as in effect on the date hereof, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, abatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary other than the Acquired Person and, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.10 below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under Section 4.9(h) hereof; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; or (viii) this Indenture and the Notes.

                  Section 4.9. Limitation on Indebtedness.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period would be greater than 2.0 to 1.0.

         The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"):

                  (a) Indebtedness of the Company under the Credit Facility in a maximum principal amount at any one time outstanding not to exceed
         (i) $35.0 million under the term loan facility provided therein and
         (ii) an amount equal to the Calculated Amount under the revolving credit facility provided therein;

                  (b) Indebtedness of the Company pursuant to the Notes;

                  (c) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture;

                  (d) Indebtedness of the Company owing to a Restricted Subsidiary, provided that any Indebtedness of the Company owing to a Restricted Subsidiary is made pursuant to an intercompany note (the outstanding principal balance of which may be evidenced by the Company's accounting records) and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes and any Senior Indebtedness; provided further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a pledge made in accordance with the provisions of the Indenture described in
         Section 4.12 hereof or a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (d);

                  (e) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or to another Wholly Owned Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to the Company or to a Wholly Owned Restricted Subsidiary, in each case that is a Permitted Investment; provided that any such Indebtedness is made pursuant to an intercompany note; provided, further, that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a pledge made in accordance with the provisions of Section 4.12 hereof or a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (e), and (ii) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such formerly Wholly Owned Restricted Subsidiary that is not permitted by this clause (e) (except to the extent such Person remains a Restricted Subsidiary and such Indebtedness constitutes a Permitted Investment);

                (f) guarantees of any Restricted Subsidiary so long as the Company complies with the provisions of Section 4.14 hereof;

                (g) obligations of the Company or any Wholly Owned Restricted Subsidiary in respect of Hedging Obligations, provided that in the case of Interest Rate Agreements, the notional amount thereof is less than or approximately equal to an amount of

Indebtedness outstanding or reasonably expected by the Company to be outstanding during the term of such Interest Rate Agreement and as to other Hedging Obligations, the underlying risk arises in the ordinary course of business of the Company or such Restricted Subsidiary and such hedging contract bears a reasonable relationship to the Company's or such Restricted Subsidiary's obligations (or requirements);

         (h) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness Incurred in compliance with the Consolidated Fixed Charge Coverage Ratio of the first paragraph of this covenant or any Indebtedness described in clauses (b), (c), (i) and (j) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Senior Subordinated Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

         (i) Indebtedness (including Acquired Indebtedness) Incurred to pay, and in a principal amount not in excess of, the Phase Two Purchase Price (which Indebtedness may be Incurred under the Credit Facility, in addition to the Indebtedness permitted by clause (a) or otherwise);

         (j) Indebtedness of the Company or a Restricted Subsidiary under its agreement, as in effect on the date of its original execution, to reimburse Rhone-Poulenc Chimie S.A. for the Company's proportionate share of amounts paid by Rhone-Poulenc Chimie S.A. to UFB Locabail under a guarantee of equipment lease obligations of CEVCO, the provider of electric energy to ChlorAlp S.A.S., in respect of three steam turbines leased by CEVCO, and Capital Lease Obligations of the Company or any of its Restricted Subsidiaries Incurred in connection with such equipment lease obligations of CEVCO;

         (k) Indebtedness Incurred by Foreign Restricted Subsidiaries that in the aggregate does not exceed $30.0 million at any time outstanding; provided, however, that at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period would be greater than 2.0 to 1.0; and

         (l) Indebtedness of the Company in addition to that described in clauses (a) through (k) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed $15.0 million (which Indebtedness may be Incurred under the Credit Facility or otherwise);

                  Section 4.10.  Disposition of Proceeds of Asset Sales.

                  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash or Cash Equivalents. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

                  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or (ii) make an Investment in properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors). The Company shall be deemed to have made an Investment under clause (ii) within 360 days so long as (A) it has signed a written commitment within 360 days of any Asset Sale to undertake such an Investment and (B) the Company makes such Investment within two years after the Asset Sale.

                  To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 360 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Cash Proceeds not so applied, the "Excess Proceeds"), the Company shall, within 45 days after such 360th day, make an Asset Sale Offer for all outstanding Notes and other Senior Subordinated Indebtedness, pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Senior Subordinated Indebtedness equal to such Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Asset Sale Offer may be deferred until there are aggregate Excess Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Excess Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  With respect to any Asset Sale Offer effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Asset Sale Offer exceeds the Excess Proceeds to be applied to the repurchase thereof, such Notes and other Senior Subordinated Indebtedness shall be purchased pro rata based on the aggregate principal amount of such Notes and other Senior Subordinated Indebtedness tendered (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) by each holder of Notes and such other Senior Subordinated Indebtedness. To the extent the Excess Proceeds exceed the aggregate amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Asset Sale Offer, the Company may retain and utilize any portion of the Excess Proceeds not applied to repurchase the Notes and other Senior Subordinated Indebtedness for any purpose consistent with the other terms of this Indenture.

                  In the event that the Company makes an Asset Sale Offer for the Notes and other Senior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, and any violation of the provisions of this Indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving or notice, or both, would constitute an Event of Default.

                  Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Asset Sale Offer, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders and holders of other Senior Subordinated Indebtedness as described above.

                  Section 4.11.  Transactions with Affiliates.

                  The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any of its Affiliates or any officer, director or employee of the Company or any Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transition with an unaffiliated third party and (ii) (A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $1.0 million, other than sales or purchases of goods and services in the ordinary course of business at prices and on terms at least as favorable to the Company as then prevailing in the market, such Affiliate Transaction is in writing and the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction (or series of Affiliate Transactions) complies with the foregoing provisions, or (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $3.0 million, other than sales or purchases of goods and services in the ordinary course of business at prices and on terms at least as favorable to the Company as then prevailing in the market, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $10.0 million, other than sales or purchases of goods and services in the ordinary course of business at prices and on terms at least as favorable to the Company as then previously in the market, will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) any transaction with an officer, director of the Company entered into in the ordinary course of business and consistent with past practice (including compensation or employee benefit arrangements with any officer, director or employee of the Company), (iii) transactions pursuant to agreements in existence on the date of this Indenture and renewals and replacements thereof on substantially similar terms (or on terms more favorable to the Company), (iv) indemnification payments made to officers, directors and employees of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions or (v) transactions otherwise permitted by this Indenture.

                  Section 4.12.  Limitation on Liens.

                  The Company shall not and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes and all other amounts due under this Indenture and any other class of Senior Subordinated Indebtedness equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness (including, without limitation, Indebtedness incurred under the Credit Facility) which is permitted to be incurred under the covenant described in Section 4.9 hereof (provided that Indebtedness under the Credit Facility shall be deemed not to have been incurred in violation of such covenant for purposes of this clause (i) if the holders of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that such Indebtedness does not violate such covenant) and (ii) Permitted Liens.

                  Section 4.13.  Offer to Repurchase Upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:
(1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this
Section 4.13 and that all Notes tendered shall be accepted for payment; (3) the purchase price and the purchase date described below (the "Change of Control Payment Date"); (4) that any Note not tendered shall continue to accrue interest, if any; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  (b) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of

Control to the Holders (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  Section 4.14.  Future Guarantors.

                  After the date hereof, the Company shall cause each Domestic Restricted Subsidiary which Incurs Indebtedness (including guarantees of Indebtedness Incurred pursuant to Section 4.9 hereof) to execute and deliver to the Trustee a supplemental indenture evidencing such Guarantee, pursuant to which such Domestic Restricted Subsidiary will guarantee payment of the Notes subject to prior payments of Senior Indebtedness as provided herein. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Such Guarantee may be substantially in the form of Exhibit D hereto or in such other form as may be reasonably satisfactory to the Trustee and the Company.

                  Section 4.15.  Corporate Existence.

                  Subject to Article 5 hereof, the Company and the Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company and the Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  Section 4.16.  Limitation on Layering.

                  Notwithstanding the provisions of Section 4.9 hereof, the Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

                  Section 4.17.  Business Activities.

                  The Company and its Restricted Subsidiaries shall not engage, to any material extent, in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the date hereof.

                  Section 4.18.  Designation of Unrestricted Subsidiaries

                  The Company may designate after the date hereof any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                           (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                           (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio in Section 4.9 hereof;

                           (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.7 hereof in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date; and

                           (iv) such Subsidiary does not own any Equity Interest or Indebtedness of, or hold a Lien on any of the property of, the Company or any other Subsidiary of the Company.

                  Neither the Company nor any Restricted Subsidiary (and any Unrestricted Subsidiary shall immediately be deemed to be a Restricted Subsidiary (and the related Liens and Indebtedness thereof shall thereupon be deemed to be Incurred) if the Company or any Restricted Subsidiary) shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

                  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

                  Section 4.19. Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries.

                  The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interest of a Restricted Subsidiary as long as the Company is in compliance with the terms of Section 4.10 hereof and, if applicable, Section 5.1 hereof.

                                   ARTICLE 5
                                  SUCCESSORS

                  Section 5.1. Merger, Consolidation, or Sale of Substantially All Assets.

                  The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a Person organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately before and after giving effect to the transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction or series of transactions involving the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Surviving Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph in Section 4.9 hereof. Notwithstanding the foregoing clause (iii) of the immediately preceding sentence, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to another Wholly Owned Restricted Subsidiary. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

                  Section 5.2.  Successor Person Substituted.

                  (a) In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.1 hereof in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under the Indenture and the Notes.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

                  Section 6.1.  Events of Default.

                  The occurrence of any of the following will be defined as an "Event of Default" under the Indenture:

                  (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of Article 10 hereof);

                  (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by Article 10 hereof);

                  (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Asset Sale Offer or Change of Control Offer required by this Indenture when due and payable or failure to pay on the Purchase Date the Offer Amount for any Note validly tendered pursuant to any Asset Sale Offer required by this Indenture (whether or not prohibited by Article 10 hereof);

                  (d) failure to perform or comply with any covenant, condition or agreement pursuant to Article 5 hereof;

                  (e) failure to perform or comply with any other covenant, warranty or agreement of the Company hereunder or in the Notes or of any future Guarantor hereunder or in any future Guarantee and the Default continues for the period and after the notice specified below;

                  (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal, premium, if any, or interest when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period;

                  (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         (h)      the Company or any Restricted Subsidiary:

                           (i)      commences a voluntary case or proceeding,

                           (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or

                           (iv) makes a general assignment for the benefit of its creditors; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (i)      is for relief against the Company
         or any Restricted Subsidiary in an involuntary case or proceeding,

                                    (ii)     appoints a Custodian of the
         Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                                    (iii)    orders the liquidation of the
         Company or any Restricted Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (e) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 consecutive days after receipt of the notice. Each notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  Section 6.2.  Acceleration.

                  If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in Sections 6.1(h) and (i) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary, will become immediately due and payable upon receipt by the Company of such notice. If an Event of Default specified in Sections 6.1(h) and (i) hereof with respect to the Company occurs under this Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall notify the holders of Senior Indebtedness of such acceleration. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as any Senior Indebtedness or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Indebtedness or (b) the acceleration of any Designated Senior Indebtedness and thereafter, payments on the Notes pursuant to this Article 6 shall be made only to the extent permitted pursuant to Article 10 hereof.

                  After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of principal, premium, if any, and interest on the Notes due under this Article 6 has been obtained by the Trustee, Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may rescind an acceleration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all overdue interest on the Notes, if any, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

                  Section 6.3.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.4.  Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and liquidated damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 6.5.  Control by Majority.

                  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

                  Section 6.6.  Limitation on Suits.

                  A Holder of a Note may institute any proceeding with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes make a written request to the Trustee to institute such proceeding as the Trustee;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

                  (d) the Trustee fails to institute such proceeding within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 6.7.  Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8.  Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.9.  Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents and to take any other action as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing hereof contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

                  Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall, subject to the provisions of Article 10, pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Sections 6.8 and 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Senior Indebtedness to the extent required by
Article 10;

                  Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and accrued interest, as the case may be, respectively; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                  Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

                  Section 7.1.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of
Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this

Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.2.  Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than any agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.4 and 6.1(a) or (b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification. For purposes of determining the Trustee's responsibility hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to a Default or Event of Default of which the Trustee is deemed to have notice pursuant to this Section 7.2(g).

                  (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained hereof and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                  (j) The permissive rights of the Trustee to perform the acts enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

                  Section 7.3.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  Section 7.4.  Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital hereof or in any certificate delivered pursuant hereto or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.5.  Notice of Defaults.

                  The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note or a Default or Event of Default in complying with Section 5.1 hereof, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

                  Section 7.6.  Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) and transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the

Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  Section 7.7.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon demand for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and investigating or defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

                  Section 7.8.  Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                  Section 7.9.  Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10.  Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  Section 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

                The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                Section 8.2. Legal Defeasance and Discharge.

                Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

                Section 8.3. Covenant Defeasance.

                Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof and in clause (iii) of
Section 5.1 hereof (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere hereof to any such covenant or by reason of any reference in any such covenant to any other provision hereof or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof,

Sections 6.1(d) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the Company under clause
(iv) of Section 5.1), 6.1(e), 6.1(f) and 6.1(g) hereof shall not constitute Events of Default.

                Section 8.4. Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

                (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(h) or 6.1(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                Section 8.6. Repayment to Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                Section 8.7. Reinstatement.

                If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                Section 9.1. Without Consent of Holders of Notes.

                Notwithstanding Section 9.2 of this Indenture, the Company, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                (a) to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                (e) to secure the Notes; or

                (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                Section 9.2. With Consent of Holders of Notes.

                Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes, and, subject to Sections 6.4 and 6.7 hereof, any past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, or a default arising from failure to purchase any Notes tendered pursuant to an Asset Sale Offer, or a default in respect of a provision that under this Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, on behalf of all Holders (including, without limitation, any such waiver obtained in connection with a tender offer or exchange offer for the Notes). Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with certain restrictive provisions of this Indenture or the Notes.

                However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or Sections 3.7, 4.10 and 4.13 hereof in a manner adverse to the Holders of the Notes;

                (b) reduce the principal amount of (or the premium) of any such Note;

                (c) reduce the rate of or extend the time for payment of interest on any such Note;

                (d) change the currency of payment of principal of (or premium) or interest on any such Note;

                (e) modify any provisions of this Indenture relating to the waiver of past defaults or the right of the Holders of Notes to receive payments of principal of, or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to any such Note or the modification and amendment provisions of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);

                (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

                (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

                (h) modify the ranking or priority of any Note or amend or modify Article 10 hereof in any manner adverse to the Holders of the Notes; or

                (i) make any change to this Section 9.2.

                Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                Section 9.3. Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                Section 9.4. Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                Section 9.5. Notation on or Exchange of Notes.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                Section 9.6. Trustee to Sign Amendment, etc.

                The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.

                                   ARTICLE 10
                                 SUBORDINATION

                Section 10.1. Agreement to Subordinate.

                The Company agrees, and each Holder by accepting a Note agrees, that (i) the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and (ii) the subordination is for the benefit of the Holders of Senior Indebtedness.

                Section 10.2. Certain Definitions.

                "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

                All Designated Senior Indebtedness now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Senior Indebtedness) with respect to such Designated Senior Indebtedness and all other Obligations with respect thereto.

                Section 10.3. Liquidation; Dissolution; Bankruptcy.

                Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents or otherwise in a form satisfactory to such holders of all Obligations in respect of such Senior Indebtedness (including interest after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes shall be entitled to receive any payment or distribution of any kind or character with respect to the Notes (except in each case that Holders of Notes may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                (2) until all Obligations with respect to Senior Indebtedness of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Indebtedness of the Company (except that the Holders of the Notes may receive payments made from the trust described under Article 8 hereof).

                Under the circumstances described in this Section 10.3, the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders of the Notes would otherwise be entitled (other than payments made from any defeasance trust referred to in the second parenthetical clause of each of clauses (1) and (2) above, which shall be delivered or paid to the Holders of Notes as set forth in such clauses) directly to the holders of the Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                Section 10.4. Default on Designated Senior Indebtedness.

                The Company may not make any payment or distribution of any kind or character (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Notes (other than payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof if the applicable deposit does not violate Article 8 or 10 of this Indenture) until all principal and other Obligations with respect to the Senior Indebtedness of the Company have been paid in full if:

                (i) a default in the payment of all or any portion of the Obligations with respect to Designated Senior Indebtedness occurs; or

                (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, holders of the Designated Senior Indebtedness as to which such other default relates to accelerate its maturity and the Trustee receives a notice of such other default (a "Payment Blockage Notice") from the Company or a Representative of the holders of any Designated Senior Indebtedness. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any

        Designated Senior Indebtedness that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days.

                The Company shall resume payments on and distributions in respect of the Notes:

                (1) in the case of a default referred to in Section 10.4(i) hereof, on the date upon which the default is cured or waived, or

                (2) in the case of a default referred to in Section 10.4(ii) hereof, on the earliest of (1) the date on which such nonpayment default is cured or waived or (2) 179 days after the date on which the applicable Payment Blockage Notice is received unless (A) the maturity of any Designated Senior Indebtedness has been accelerated or (B) a Default or Event of Default under Section 6.1(h) or (i) has occurred and is continuing, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                Section 10.5. Acceleration of Notes.

                If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                Section 10.6. When Distribution Must Be Paid Over.

                In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Notes at a time when such payment or distribution is prohibited by Section 10.3 or
Section 10.4 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has received notice pursuant to Section 10.12 or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, except as provided in Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or Section 6.10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                Section 10.7. Notice by Company.

                The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the

Notes to the Senior Indebtedness as provided in this Article.

                Section 10.8. Subrogation.

                After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions and payments applicable to Senior Indebtedness to the extent that distributions and payments otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A payment or distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

                Section 10.9. Relative Rights.

                This Article defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

                (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

                If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

                Section 10.10. Subordination May Not Be Impaired by Company.

                No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article 10 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                Section 10.11. Payment, Distribution or Notice to
Representative.

                Whenever a payment or distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                Upon any payment or distribution of assets or securities of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                Section 10.12. Rights of Trustee and Paying Agent.

                Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice from the Company or a transaction of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article, which notice shall specifically refer to Section 10.3 or 10.4 hereof. The Trustee may withhold payment and distributions hereunder without inquiry as to the authority of any Person claiming to be a Representative or whether any obligation described in such notice is Senior Indebtedness. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                Section 10.13. Authorization to Effect Subordination.

                Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Credit Facility is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                Section 10.14. Amendments.

                No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of Section 6.2 relating to the Designated Senior Indebtedness, that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative authorized to give a consent) consent to such change.

                Section 10.15. No Waiver of Subordination Provisions.

                Without in any way limiting the generality of Section 10.9 hereof, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                                   ARTICLE 11
                                  MISCELLANEOUS

                Section 11.1. Trust Indenture Act Controls.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the letter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                Section 11.2. Notices.

                Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Company:

                  LaRoche Industries Inc.
                  1100 Johnson Ferry Rd., N.E.
                  Atlanta, Georgia 30342
                  Telecopier No.:  (404) 851-0324
                  Attention:  Harold W. Ingalls

                With a copy to:

                  Hunton & Williams
                  NationsBank Plaza
                  600 Peach Tree St., Suite 4100
                  Atlanta, Georgia 30308-2316
                  Telecopier No.:  (404) 888-4190
                  Attention:  B. Lynn Walsh

                If to the Trustee:

                  State Street Bank
                   and Trust Company
                  61 Broadway, 15th Floor
                  New York, New York 10006
                  Telecopier No.:  (212) 612-3201
                  Attention:  Corporate Trust Division
                  Ref:  LaRoche Industries Inc.

                The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                Section 11.3. Communication by Holders of Notes with Other Holders of Notes.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                Section 11.4. Certificate and Opinion as to Conditions
Precedent.

                Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                Section 11.5. Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                Section 11.6. Rules by Trustee and Agents.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                Section 11.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                Section 11.8. Governing Law.

                THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED HEREBY.

                Section 11.9. No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Notes.

                Section 11.10. Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                Section 11.11. Severability.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 11.12. Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                Section 11.13. Table of Contents, Headings, Etc.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

     SIGNATURES

Dated as of
September 23, 1997

                                   LAROCHE INDUSTRIES INC.



Attest:                            By: /s/ Grant O. Reed
                                      -----------------------------------------
                                   Name:  Grant O. Reed
                                        ---------------------------------------
/s/ Richard H. Watts               Title: President and Chief Executive Officer
-----------------------                   -------------------------------------




                                   STATE STREET BANK AND TRUST COMPANY


Attest:                            By: /s/ Henry W. Seemore
                                      -----------------------------------------
                                   Name:  Henry W. Seemore
                                        ---------------------------------------
/s/ Christina Van Ryzin            Title: Assistant Vice President
-----------------------                   -------------------------------------

                                   EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                                 SERIES A NOTE

                           [Global Securities Legend]

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM

PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            LAROCHE INDUSTRIES INC.

                   9 1/2% Senior Subordinated Notes due 2007


                                                              No. 1 $175,000,000
CUSIP Number: 517289ABO


        LAROCHE INDUSTRIES INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars on September 15, 2007.

        Interest Payment Dates: March 15 and September 15

        Record Dates: March 1 and September 1

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.


Dated:  September 23, 1997

                                           LAROCHE INDUSTRIES INC.

                                           By
                                             ---------------------
                                             Name:
                                             Title:



                                           By
                                             ---------------------
                                             Name:
                                             Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
as Trustee, certifies that this is
one of the Notes referred to in the
within-mentioned Indenture:


By
  -------------------------------
     Authorized Signatory

Dated:  September 23, 1997

                                 (Back of Note)

                   9 1/2% Senior Subordinated Notes due 2007


                Capitalized terms used hereof shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                1. Interest. LaRoche Industries Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 9 1/2% per annum, which interest shall be payable in cash semiannually in arrears on each March 15 and September 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be March 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                2. Method of Payment. On each Interest Payment Date, the Company will pay interest to the Person who is the Holder of record of this Note as of the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Notes do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Note at its address set forth in the register of Holders of Notes; provided that all payments with respect to the Global Notes and Definitive Notes having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company's Subsidiaries may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of September 23, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company equal in an aggregate principal amount to $175,000,000 and will mature on September 15, 2007.

                The Notes are general unsecured senior subordinated obligations of the Company limited to $175,000,000 aggregate principal amount (subject to Section 2.6 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Equity Interests of the Company and its Restricted Subsidiaries, the purchase or redemption of Equity Interests of the Company and Equity Interests of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Equity Interests of Restricted Subsidiaries, the issuance or sale of Equity Interests of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                5. Optional Redemption.

                (a) The Notes are not redeemable at the Company's option prior to September 15, 2002. From and after September 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:


                       YEAR                    PERCENTAGE
                       ----                    ----------

                       2002 .................    104.750%
                       2003 .................    103.167%
                       2004 .................    101.583%
                       2005 and thereafter ..    100.000%


                (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to September 15, 2000 the Company may, at its option, on any one or more occasions, redeem up to 33_% of the original aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date; provided that at least 66_% of the original aggregate principal amount of Notes must remain outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Company or any of its Affiliates); and provided, further, that notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

                6. Mandatory Redemption.

                Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                7. Repurchase at Option of Holder.

                (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Notes to require the Company to repurchase such Notes upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Notes required by
Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall make an Asset Sale Offer for all outstanding Notes and other Senior Subordinated Indebtedness, pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Senior Subordinated Indebtedness equal to such Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued as a discount), plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Senior Subordinated Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Notes and Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may retain and use any remaining Excess Proceeds for any purpose consistent with the other terms of the Indenture. If the sum of (i) the aggregate principal amount of Notes surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Senior Subordinated Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Senior Subordinated Indebtedness shall select the Notes and the other Senior Subordinated Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Notes called for redemption.

                9. Denominations, Transfer, Exchange. The Notes may be issued initially in the form of one or more fully registered Global Notes. The Notes may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not register the transfer of or exchange of any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Notes), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                12. Defaults and Remedies. Events of Default include: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by Article 10 of the Indenture); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by Article 10 of the Indenture); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Asset Sale Offer required by the Indenture when due and payable or failure to pay on the Purchase Date the Offer Amount for any Note validly tendered pursuant to any Asset Sale Offer required by the Indenture (whether or not prohibited by Article 10 of the Indenture); (d) failure to perform or comply with any of the provisions of Section 5.1 of the Indenture; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of any future Guarantor under the Indenture or in any future Guarantee and such Default continues for the period and after the notice specified in
Section 6.1 of the Indenture; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal, premium, if any, or interest when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; or (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Restricted Subsidiaries. If any Event of Default (other than an Event of Default described in clause (h) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as any Designated Senior Indebtedness or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Indebtedness or (b) the acceleration of any Designated Senior Indebtedness and thereafter, payments on the Notes pursuant to Article 6 of the Indenture shall be made only to the extent permitted pursuant to Article 10 of the Indenture. If an Event of Default specified in clause (h) above occurs, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of

Default in the payment of principal of, premium, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                13. Subordination. The Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

                14. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  LaRoche Industries Inc.
                  1100 Johnson Ferry Rd., N.E.
                  Atlanta, Georgia 30342
                  Telecopier No.:  (404) 851-0324
                  Attention:  Harold W. Ingalls

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint                agent to transfer this Note on the
      books of the Company.  The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:                   Your Signature:
       ----------------                 -------------------

Signature Guarantee:*
                     -----------------------------------
                       (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

        1[ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

        2[ ]    transferred to the Company; or

        3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

        4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

        5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

        6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D to the Indenture); or


-----------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). Indenture); or

        7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ------------------------------
                                                  Signature
Signature Guarantee:*


------------------------------          ------------------------------
(Signature must be guaranteed)               Signature



------------------------------------------------------------















-------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:


                 [ ]     Section 4.10        [ ]     Section 4.13


                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount you elect to have purchased: $
                                               -----------------




Date:                    Your Signature:
      -----                             -------------------------------------
                                        (Sign exactly as your name appears
                                        on the face of this Note)


                              Signature Guarantee:*
                                                    --------------------

















---------------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                The following increases or decreases in this Global Note have been made:




                                                              Principal Amount of   Signature of
                  Amount of decrease    Amount of increase    this Global Note      authorized officer
                  in Principal Amount   in Principal Amount   following such        of Trustee or Note
Date of Exchange  of this Global Note   of this Global Note   decrease or increase  Custodian

----------------  -------------------   -------------------   --------------------  ------------------



                                   EXHIBIT B

                        (Form of Face of Exchange Note)

                                 SERIES B NOTE

                           [Global Securities Legend]

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          LAROCHE INDUSTRIES INC.

                   9 1/2% Senior Subordinated Notes due 2007


No.                                                                 $175,000,000
CUSIP Number:


                LAROCHE INDUSTRIES INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars on September 15, 2007.

                Interest Payment Dates: March 15 and September 15

                Record Dates: March 1 and September 1

                Additional provisions of this Security are set forth on the other side of this Security.

                IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.


Dated:  September 23, 1997

                                           LAROCHE INDUSTRIES INC.

                                           By
                                             ------------------------
                                             Name:
                                             Title:



                                           By
                                             ------------------------
                                             Name:
                                             Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY
as Trustee, certifies that this is
one of the Notes referred to in the
within-mentioned Indenture:



By
   ------------------------------
     Authorized Signatory

Dated:  September 23, 1997

                                 (Back of Note)

                   9 1/2% Senior Subordinated Notes due 2007


                Capitalized terms used hereof shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                1. Interest. LaRoche Industries Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 9 1/2% per annum, which interest shall be payable in cash semiannually in arrears on each March 15 and September 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be March 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                2. Method of Payment. On each Interest Payment Date, the Company will pay interest to the Person who is the Holder of record of this Note as of the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Notes do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Note at its address set forth in the register of Holders of Notes; provided that all payments with respect to the Global Notes and Definitive Notes having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company's Subsidiaries may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of September 23, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company equal in an aggregate principal amount to $175,000,000 and will mature on September 15, 2007.

                The Notes are general unsecured senior subordinated obligations of the Company limited to $175,000,000 aggregate principal amount (subject to Section 2.6 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Equity Interests of the Company and its Restricted Subsidiaries, the purchase or redemption of Equity Interests of the Company and Equity Interests of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Equity Interests of Restricted Subsidiaries, the issuance or sale of Equity Interests of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                5. Optional Redemption.

                (a) The Notes are not redeemable at the Company's option prior to September 15, 2002. From and after September 15, 2002, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:


                       YEAR                    PERCENTAGE
                       ----                    ----------

                       2002 .................    104.750%
                       2003 .................    103.167%
                       2004 .................    101.583%
                       2005 and thereafter ..    100.000%


                (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to September 15, 2000 the Company may, at its option, on any one or more occasions, redeem up to 33_% of the original aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date; provided that at least 66_% of the original aggregate principal amount of Notes must remain outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Company or any of its Affiliates); and provided, further, that notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

                6. Mandatory Redemption.

                Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                7. Repurchase at Option of Holder.

                (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Notes to require the Company to repurchase such Notes upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Notes required by
Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall make an Asset Sale Offer for all outstanding Notes and other Senior Subordinated Indebtedness, pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Senior Subordinated Indebtedness equal to such Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued as a discount), plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Senior Subordinated Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Notes and Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may retain and use any remaining Excess Proceeds for any purpose consistent with the other terms of the Indenture. If the sum of (i) the aggregate principal amount of Notes surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Senior Subordinated Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Senior Subordinated Indebtedness shall select the Notes and the other Senior Subordinated Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Notes called for redemption.

                9. Denominations, Transfer, Exchange. The Notes may be issued initially in the form of one or more fully registered Global Notes. The Notes may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not register the transfer of or exchange of any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Notes), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                12. Defaults and Remedies. Events of Default include: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by Article 10 of the Indenture); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by Article 10 of the Indenture); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Asset Sale Offer required by the Indenture when due and payable or failure to pay on the Purchase Date the Offer Amount for any Note validly tendered pursuant to any Asset Sale Offer required by the Indenture (whether or not prohibited by Article 10 of the Indenture); (d) failure to perform or comply with any of the provisions of Section 5.1 of the Indenture; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of any future Guarantor under the Indenture or in any future Guarantee and such Default continues for the period and after the notice specified in
Section 6.1 of the Indenture; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal, premium, if any, or interest when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; or (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Restricted Subsidiaries. If any Event of Default (other than an Event of Default described in clause (h) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as any Designated Senior Indebtedness or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Indebtedness or (b) the acceleration of any Designated Senior Indebtedness and thereafter, payments on the Notes pursuant to Article 6 of the Indenture shall be made only to the extent permitted pursuant to Article 10 of the Indenture. If an Event of Default specified in clause (h) above occurs, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of

Default in the payment of principal of, premium, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                13. Subordination. The Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

                14. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                         LaRoche Industries Inc.
                         1100 Johnson Ferry Rd., N.E.
                         Atlanta, Georgia 30342
                         Telecopier No.:  (404) 851-0324
                         Attention:  Harold W. Ingalls

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint                agent to transfer this Note on the
      books of the Company.  The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                   Your Signature:
       ----------------                 -------------------

Signature Guarantee:*
                      -------------------------------------
                         (Signature must be guaranteed)


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

        1[ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

        2[ ]    transferred to the Company; or

        3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

        4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

        5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

        6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D to the Indenture); or


----------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

        7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                             ------------------------------
                                                       Signature

Signature Guarantee:*


------------------------------               ------------------------------
(Signature must be guaranteed)                    Signature



------------------------------------------------------------























------------------------

*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:


               [ ]  Section 4.10        [ ]  Section 4.13


                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount you elect to have purchased: $
                                               ----------------------



Date:               Your Signature:
     -----                         --------------------------------------------
                                   (Sign exactly as your name appears on the face of this Note)


                              Signature Guarantee:*
                                                  -----------------------------

























------------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


     The following increases or decreases in this Global Note have been made:




                                                              Principal Amount of   Signature of
                  Amount of decrease    Amount of increase    this Global Note      authorized officer
                  in Principal Amount   in Principal Amount   following such        of Trustee or Note
Date of Exchange  of this Global Note   of this Global Note   decrease or increase  Custodian

----------------  -------------------   -------------------   --------------------  ------------------


                                   EXHIBIT C


                                    FORM OF
                      TRANSFEREE LETTER OF REPRESENTATION



LaRoche Industries Inc.
c/o [Trustee             ]



Dear Sirs:

                This certificate is delivered to request a transfer of $ principal amount of the ___% Senior Subordinated Notes due 2007 (the "Notes") of LaRoche Industries Inc. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

     Name:
            -------------------------------------------
     Address:
              -----------------------------------------

     Taxpayer ID Number:
                        -------------------------------

     The undersigned represents and warrants to you that:

                1. We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.



Date:                                   Transferee:
     -------------------                          -------------------

                                             By:
                                                ---------------------------

                                   EXHIBIT D


                         FORM OF SUPPLEMENTAL INDENTURE

                This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of Guarantor] (the "Guarantor"), LaRoche Industries Inc. (together with its successors and assigns, the "Company"), [each other then existing Guarantor under the Indenture referred to below,] and State Street Bank and Trust Company, as Trustee under the Indenture referred to below.


                              W I T N E S S E T H:

                WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of September ___, 1997 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $150,000,000 of ___% Senior Subordinated Notes due 2007 of the Company (the "Notes");

                WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Noteholder;

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company[, the other Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:


                                   ARTICLE I

                                  Definitions

                SECTION I.1 Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                "Guarantor Senior Indebtedness" means the following obligations, without duplication: (i) any Guarantee of the Credit Facility by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Guarantor under the Guarantee; provided, however, that Indebtedness shall not include (1) any obligations of such Guarantor to the Guarantor or any other Subsidiary of the Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor or (5) any Equity Interests.

                "Guarantor Senior Subordinated Indebtedness" means, with respect to a Guarantor, the obligations of such Guarantor under the Guarantee and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Guarantor under the Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

                "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor which is expressly subordinate in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

                                   ARTICLE II

                                   Guarantee

                SECTION II.1 Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of principal of and interest on the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this
Article II notwithstanding any extension or renewal of any Obligation.

                To the extent permitted by applicable law, (i) the Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment, (ii) the Guarantor waives notice of any default under the Notes or the Obligations and
(iii) the Obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

                The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and, to the extent permitted by applicable law, waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                Except as otherwise provided herein or under applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

                The Guarantor further agrees that, subject to Section 2.2(b) hereof, its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority in principal amount of the then outstanding Notes (the "Majority Noteholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due and owing, (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders then due and owing.

                The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees (to the extent permitted by applicable law) that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                SECTION II.2 Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law, including without limitation applicable law relating to fraudulent conveyance or fraudulent transfer or affecting the rights or remedies of creditors generally.

                (b) This Guarantee shall terminate and be of no further force or effect, and the Guarantor shall automatically and unconditionally be released and discharged from all liabilities and obligations in respect hereof, upon (w) payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other monetary Obligations then due and owing, (x) the merger or consolidation of the Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, (y) the exercise by the Company of its legal defeasance option or its covenant defeasance option, or (z) the sale or other transfer (i) by the Guarantor of all or substantially all of its assets or (ii) by the Company or a Restricted Subsidiary of all of the capital stock or other equity interests in the Guarantor held by the Company or such Restricted Subsidiary, to a Person that is not an Affiliate of the Company; provided, however, that, in the case of this clause (z), (1) any such sale or transfer is made in accordance with the terms of the Indenture (including Section 5.1 thereof), and (2) all obligations of the Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Senior Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company). Upon notice to the Trustee that any such payment, merger, consolidation, exercise, sale or transfer has occurred or is occurring, the Trustee shall execute all agreements and instruments confirming and acknowledging such termination, release and discharge as may be reasonably requested by the Guarantor, and the Trustee shall return the original Guarantee to the Guarantor.

                                  ARTICLE III

                                 Subordination

                SECTION III.1 Subordination. The Guarantor agrees, and each Noteholder by accepting a Note agrees, that (a) the obligations of the Guarantor under this Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of the Guarantor, including without limitation any Guarantee by the Guarantor of any Senior Indebtedness of the Company or of any Guarantor Senior Indebtedness of any other Guarantor, to the extent and in the matter provided in Article 10 of the Indenture (as if the Guarantor were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Indebtedness), and this Guarantor is made subject to such provisions (which are hereby incorporated herein by reference), and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Guarantor.

                                   ARTICLE IV

                                 Miscellaneous

                SECTION IV.1 Notices. All notices and other communications pertaining to this Guarantee or any Note shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company, and (b) if to the Holders or the Trustee, as provided in the Indenture. The Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices to or communications with the Guarantor.

                SECTION IV.2 Parties. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

                SECTION IV.3 Governing Law. This Agreement shall be governed by the laws of the State of New York.

                SECTION IV.4 Severability Clause. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                SECTION IV.5 Waivers and Remedies. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Guarantee or at law, in equity, by statute or otherwise.

                SECTION IV.6 Successors and Assigns. Subject to Section 2.2(b) hereof, (a) this Guarantee shall be binding upon and inure to the benefit of the Guarantor, the Trustee, any other parties hereto, the Holders and their respective successors and assigns and (b) in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee and the Indenture.

                SECTION IV.7 Modification, etc. Subject to the provisions of, and except as otherwise provided in, Article 9 of the Indenture (including without limitation Section 9.1 thereof), no modification, amendment or waiver of any provision of this Guarantee, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Majority Noteholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

                SECTION IV.8 Entire Agreement. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                SECTION IV.9 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                SECTION IV.10 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                SECTION IV.11 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    [NAME OF GUARANTOR]

                                     By:


                                         --------------------------------------
                                         Name:
                                         Title:
                                         Address:


                                    [COMPANY]

                                     By:


                                         --------------------------------------
                                         Name:
                                         Title:


                                    [Add signature block for any other existing
                                    Guarantor]


                                    [TRUSTEE]

                                     By:

                                         --------------------------------------
                                         Name:
                                         Title: